Exhibit 99.1

HarborOne Bancorp, Inc. Announces 2018 First Quarter Earnings

Contact: Joseph F. Casey, EVP, COO, CFO

Brockton, Massachusetts (April 19, 2018): HarborOne Bancorp, Inc. (the “Company”) (NASDAQ: HONE), the holding company for HarborOne Bank (the “Bank”), announced net income of $2.3 million, or $0.07 per basic and diluted share, for the first quarter of 2018, compared to $1.6 million, or $0.05 per basic and diluted share, for the prior quarter and net income of $2.7 million, or $0.09 per basic and diluted share, for the same quarter last year.

Selected highlights for the first quarter of 2018 include:

•	Net interest margin increased to 3.26% from 3.07% for the prior quarter and 2.99% for the first quarter of 2017.
•	Announcement of an agreement to acquire Coastway Bancorp, Inc. (“Coastway”) in an all cash transaction valued at approximately $125.6 million.
•	Total commercial loans (including commercial construction) grew by 6% in the first quarter.
•	Total deposits grew by 6% in the first quarter and amounted to $2.13 billion at March 31, 2018.

Additionally, effective April 3, 2018, the Bank’s wholly owned subsidiary, Merrimack Mortgage Company, LLC, became HarborOne Mortgage, LLC (“HarborOne Mortgage”). HarborOne Mortgage consolidates the Bank’s residential mortgage lending division with the legacy Merrimack Mortgage Company, LLC.

The increase in net income from the prior quarter primarily reflects a  $692,000 increase in net interest income, a  $2.1 million decrease in noninterest expense and a $726,000 decrease in income tax provision partially offset by a $2.8 million decrease in noninterest income.

The Coastway transaction is expected to close in the second half of 2018 and is subject to customary closing conditions, including the approval of the stockholders of Coastway and required regulatory approvals.

James W. Blake, President and CEO stated, “We are excited as we start 2018, looking forward to welcoming the Coastway customers, employees and communities to HarborOne. We anticipate another robust year, despite a challenging residential mortgage market, with a continued focus on organic balance sheet growth and building commercial loan relationships.”

Net Interest Income

The Company’s net interest and dividend income was $20.1 million for the quarter ended March 31, 2018,  up $692,000, or 3.6%, from $19.4 million for the quarter ended December 31, 2017 and up $2.7 million,  or 15.4%, from  $17.4 million for the quarter ended March 31, 2017. The tax-equivalent interest rate spread and net interest margin were 3.07% and 3.26%, respectively, for the quarter ended March 31, 2018 compared to 2.90% and 3.07%, respectively, for the quarter ended December 31, 2017 and 2.83% and 2.99%, respectively, for the quarter ended March 31, 2017.

The increase in net interest income from the previous quarter reflects an $876,000, or 3.7%, increase in total interest and dividend income and an increase of $184,000, or 4.2% in total interest expense. The increase in interest and dividend income is primarily due to commercial loan growth that provided an increase in average outstanding loans of $57.7 million partially offset by decreases in the average balances of residential real estate and consumer loans. The yield on loans was 4.13%  for the quarter ended March 31, 2018 and 3.94% for the quarter ended December 31, 2017. The increase in interest expense is due to an increase in average interest-bearing deposits of $14.4 million with a  10 basis point increase in the cost of those funds offset by a  decrease in average FHLB advances of $26.7 million and a 7 basis point decrease in total cost of borrowed funds.

The increase in net interest income over the prior year quarter is primarily due to growth in the Company’s average loan balances to $2.25 billion from $2.11 billion and an increase in the yield on loans to 4.13% from 3.78%, again primarily driven by commercial loan growth as well as higher rates on variable rate loans.  Total interest and dividend income increased  $3.5 million, or 16.5%, and total interest expense increased $843,000, or 22.7%, over the prior year quarter as a result of rising interest rates.

Noninterest Income

Noninterest income decreased to $11.3 million for the quarter ended March 31, 2018,  down  $2.8 million, or 19.8%, from the quarter ended December 31, 2017.  The decrease is primarily due to a decrease in mortgage banking income of $1.8 million as mortgage originations decreased 39.4% from the prior quarter. Changes in the mortgage servicing rights fair value amounted to  a $1.0 million increase in the first quarter of 2018 compared to a $74,000 decrease in the fourth quarter of 2017. Also, other income decreased $760,000 as the prior quarter income included a $1.2 million reversal of contingent consideration for the HarborOne Mortgage earn out that was settled in full in the fourth quarter of 2017.

Noninterest income decreased  $105,000, or 0.9%, as compared to the quarter ended March 31, 2017. The change in mortgage servicing rights fair value was an increase of $1.5 million, offset by a  $1.6 million decrease in other mortgage banking income during the prior year quarter. Compared to the same quarter prior year, mortgage originations by HarborOne Mortgage decreased 13.9% in 2018 primarily as a result of higher residential mortgage interest rates, low housing inventories and reduced refinancing volume.

Noninterest Expense

Noninterest expenses were $27.6 million for the quarter ended March 31, 2018,  a decrease of $2.1 million, or 7.1%, from the quarter ended December 31, 2017 due to decreases in compensation and benefits of $1.3 million, $490,000 in loan expense and $538,000 in other expenses.  The decrease in compensation and benefits and loan expenses reflects the decrease in loan production volumes. The decrease in other expenses primarily reflects a fourth quarter expense accrual of $925,000 to freeze the director postretirement benefit plan that was partially offset by additional expenses in the first quarter related to the acquisition of Coastway.

Noninterest expenses increased  $3.2 million,  or 13.1%, from the quarter ended March 31, 2017. The increase was primarily due to increases in compensation and benefits of $1.4 million, marketing of $517,000, and other expenses of $962,000. The compensation and benefits and other expense increase reflects expenses related to the management and Board equity plans that were established in August 2017. The first quarter of 2018 includes $974,000 in compensation and benefits related to the management’s equity plan expense and $392,000 in other expenses related to the Board’s equity plan. There were no such expenses in the first quarter of 2017. Also contributing to the increase in other expenses was $486,000 in expenses related to the Coastway acquisition.

Income Tax Provision

The effective tax rate was 26.5% for the quarter ended March 31, 2018, 49.2% for the quarter ended December 31, 2017 and 35.1% for the quarter ended March 31, 2017.  The enactment of the Tax Cuts and Jobs Act of 2017 resulted in significant changes to the U.S. tax code, including a reduction in the top corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of the reduction in tax rate, the Company revalued its net deferred tax asset and recorded a one-time additional $243,000 tax provision in the fourth quarter of 2017 and reduced the effective tax rate in 2018.

Asset Quality

The Company recorded a provision for loan losses of $808,000 for the quarter ended March 31, 2018, $760,000 for the quarter ended December 31, 2017 and $265,000 for the quarter ended March 31, 2017.  The provisions  in these quarters were primarily due to commercial loan growth. Changes in the provision for loan losses are based on management’s assessment of loan portfolio growth and composition changes, historical charge-off trends, and ongoing evaluation of credit quality and current economic conditions. The allowance for loan losses was $18.9 million, or 0.84%, of total loans at March 31, 2018, compared to $18.5 million, or 0.84%, of total loans, at December 31, 2017 and $16.9 million, or 0.82%, of total loans at March 31, 2017. Net charge-offs totaled $434,000 for the quarter ended March 31, 2018, or 0.08%, of average loans outstanding on an annualized basis, compared to $204,000, or 0.04%, for the quarter ended December 31, 2017 and $349,000, or 0.07%, for the quarter ended March 31, 2017.

Nonperforming assets were $17.2 million at March 31, 2018 compared to $18.6 million at December 31, 2017 and $23.5 million at March 31, 2017. Nonperforming assets as a percentage of total assets were 0.63% at March 31, 2018,  0.69% at December 31, 2017 and 0.91% at March 31, 2017. The steady decline reflects the Company’s continued efforts to minimize nonperforming assets through diligent collection efforts, prudent workout arrangements and strong underwriting.

Balance Sheet

Total assets increased $50.7 million, or 1.9%, to $2.74 billion at March 31, 2018 from $2.68 billion at December 31, 2017. Net loans increased $37.8 million, or 1.7%, to $2.21 billion at March 31, 2018 from $2.18 billion at December 31, 2017.  The net increase in loans for the three months ended March 31, 2018 was primarily due to increases of $31.7 million in commercial real estate loans, $16.3 million in construction loans and $1.5 million in commercial and industrial loans partially offset by a  decrease of $4.6 million in residential real estate loans and $6.2 million in consumer loans. Loans held for sale decreased $25.3 million, or 42.6%, to $34.1 million at March 31, 2018 from $59.5 million at December 31,  2017 due to the decrease in residential mortgage originations.

Total deposits increased $113.5 million, or 5.6%, to $2.13 billion at March 31, 2018 from $2.01 billion at December 31, 2017.  Compared to the prior quarter, non-certificate accounts increased $27.5 million, term certificate accounts increased $89.3 million and brokered deposits decreased $3.3 million.  The increase in certificate accounts was in part due to certificate promotions during the quarter.  Borrowings were $226.4 million at March 31, 2018 and $290.4 million at December 31, 2017.

Total stockholders’ equity was $344.9 million at March 31, 2018 compared to $343.5 million at December 31, 2017 and $332.7 million at March 31, 2017.   The tangible common equity to tangible assets ratio was 12.17% at March 31, 2018, 12.35% at December 31, 2017 and 12.50% at March 31, 2017.  At March 31, 2018, the Company and the Bank exceed all regulatory capital requirements.

About HarborOne Bancorp, Inc.

HarborOne Bancorp, Inc. is the holding company for HarborOne Bank, the largest co-operative bank in New England. HarborOne Bank serves the financial needs of consumers, businesses, and municipalities throughout Southeastern Massachusetts through a network of 14 full-service branches, two limited service branches, a commercial loan office in Providence, Rhode Island, a residential lending office in Westford, Massachusetts, and 13 free-standing ATMs. The Bank also provides a range of educational services through “HarborOne

U,” with classes on small business, financial literacy and personal enrichment at two campuses located adjacent to our Brockton and Mansfield locations. HarborOne Mortgage, LLC, a subsidiary of HarborOne Bank, is a full-service mortgage lender with 34 offices in Massachusetts, New Hampshire and Maine, and also does business in seven additional states.

Forward Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, the Company and Coastway’s ability to achieve the synergies and value creation contemplated by the proposed acquisition; the Company and Coastway’s ability to successfully integrate operations in the proposed acquisition; the effect of the announcement of the proposed acquisition on the ability of Coastway to maintain relationships with its key partners, customers and employees, and on its operating business generally; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10‑K and Quarterly Reports on Form 10‑Q as filed with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, HarborOne Bancorp, Inc.’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company disclaims any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Use of Non-GAAP Measures

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures.  The Company’s management believes that the supplemental non-GAAP information, which consists of the tax equivalent basis for yields, the efficiency ratio, tangible common equity to tangible assets ratio and tangible book value per share is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors.  These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.  Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

HarborOne Bancorp, Inc.

Consolidated Balance Sheet Trend

(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands)	2018	2017	2017	2017	2017

Assets

Cash and due from banks	$15,205	$16,348	$15,393	$17,492	$18,621
Short-term investments	92,105	64,443	79,412	84,105	83,778
Total cash and cash equivalents	107,310	80,791	94,805	101,597	102,399

Securities available for sale, at fair value	182,173	170,853	166,122	160,795	165,348
Securities held to maturity, at amortized cost	46,095	46,869	47,752	45,660	46,531
Federal Home Loan Bank stock, at cost	13,538	15,532	16,356	16,356	17,863
Loans held for sale, at fair value	34,129	59,460	96,201	91,849	51,932
Loans:
Residential real estate	762,361	766,917	769,418	771,121	765,368
Commercial real estate	687,121	655,419	623,054	592,325	557,174
Construction	144,949	128,643	76,668	66,908	69,134
Total mortgage loans on real estate	1,594,431	1,550,979	1,469,140	1,430,354	1,391,676
Commercial	111,013	109,523	111,627	114,234	111,849
Consumer	521,634	527,820	533,707	543,394	551,603
Loans	2,227,078	2,188,322	2,114,474	2,087,982	2,055,128
Less: Allowance for loan losses	(18,863)	(18,489)	(17,933)	(17,181)	(16,884)
Net deferred loan costs	6,075	6,645	8,035	8,682	9,041
Net loans	2,214,290	2,176,478	2,104,576	2,079,483	2,047,285
Mortgage servicing rights, at fair value	22,696	21,092	20,376	20,313	20,839
Goodwill and other intangible assets	13,675	13,497	13,519	13,541	13,563
Other assets	101,671	100,348	99,752	102,476	100,384
Total assets	$2,735,577	$2,684,920	$2,659,459	$2,632,070	$2,566,144

Liabilities and Stockholders' Equity

Deposits:
NOW and demand deposit accounts	$419,776	$395,153	$395,728	$395,150	$392,012
Regular savings and club accounts	378,818	356,300	404,465	398,883	338,338
Money market deposit accounts	701,360	721,021	666,613	641,776	646,123
Brokered deposits	70,176	73,490	73,127	92,803	77,774
Term certificate accounts	557,082	467,774	463,612	465,179	470,490
Total deposits	2,127,212	2,013,738	2,003,545	1,993,791	1,924,737
Short-term borrowed funds	—	44,000	10,000	30,000	75,000
Long-term borrowed funds	226,364	246,365	266,366	235,117	200,118
Other liabilities and accrued expenses	37,144	37,333	38,947	36,527	33,554
Total liabilities	2,390,720	2,341,436	2,318,858	2,295,435	2,233,409

Common stock	327	327	327	321	321
Additional paid-in capital	148,559	147,060	145,525	144,705	144,555
Unearned compensation - ESOP	(10,536)	(10,685)	(10,833)	(10,982)	(11,130)
Retained earnings	209,946	207,590	205,997	203,159	199,946
Treasury stock	(742)	(280)	—	—	—
Accumulated other comprehensive loss	(2,697)	(528)	(415)	(568)	(957)
Total stockholders' equity	344,857	343,484	340,601	336,635	332,735

Total liabilities and stockholders' equity	$2,735,577	$2,684,920	$2,659,459	$2,632,070	$2,566,144

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income - Trend

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share amounts)	2018	2017	2017	2017	2017

Interest and dividend income:
Interest and fees on loans	$22,504	$21,349	$20,990	$19,640	$19,135
Interest on loans held for sale	411	777	796	620	546
Interest on securities	1,496	1,389	1,334	1,332	1,216
Other interest and dividend income	274	294	294	320	252
Total interest and dividend income	24,685	23,809	23,414	21,912	21,149

Interest expense:
Interest on deposits	3,523	3,151	2,812	2,567	2,432
Interest on borrowed funds	1,038	1,226	1,333	1,130	1,285
Total interest expense	4,561	4,377	4,145	3,697	3,717

Net interest and dividend income	20,124	19,432	19,269	18,215	17,432

Provision for loan losses	808	760	921	470	265

Net interest income, after provision for loan losses	19,316	18,672	18,348	17,745	17,167

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	1,022	(74)	(488)	(1,052)	(442)
Other	6,261	9,134	11,071	11,200	7,846
Total mortgage banking income	7,283	9,060	10,583	10,148	7,404

Deposit account fees	2,967	3,223	3,172	3,071	2,845
Income on retirement plan annuities	113	118	114	113	110
Gain on sale of consumer loans	—	—	—	—	78
Bank-owned life insurance income	239	246	260	261	257
Other income	747	1,507	498	706	760
Total noninterest income	11,349	14,154	14,627	14,299	11,454

Noninterest expenses:
Compensation and benefits	16,352	17,655	17,325	16,319	14,924
Occupancy and equipment	3,275	3,047	2,954	2,726	2,988
Data processing	1,553	1,560	1,547	1,528	1,522
Loan expense	1,262	1,752	1,884	1,882	1,363
Marketing	999	936	1,136	1,041	482
Professional fees	968	1,097	1,126	1,080	930
Deposit insurance	494	412	397	446	462
Other expenses	2,696	3,234	2,069	1,856	1,734
Total noninterest expenses	27,599	29,693	28,438	26,878	24,405

Income before income taxes	3,066	3,133	4,537	5,166	4,216

Income tax provision	814	1,540	1,699	1,953	1,481

Net income	$2,252	$1,593	$2,838	$3,213	$2,735

Earnings per common share:
Basic	$0.07	$0.05	$0.09	$0.10	$0.09
Diluted	$0.07	$0.05	$0.09	$0.10	$0.09
Weighted average shares outstanding:
Basic	31,569,811	31,582,069	31,303,281	31,013,002	30,998,163
Diluted	31,569,811	31,582,069	31,303,281	31,013,002	30,998,163

HarborOne Bancorp, Inc.

Consolidated Statements of Net Income

(Unaudited)

	Three Months Ended March 31,
(Dollars in thousands, except per share amounts)	2018	2017	$ Change	% Change

Interest and dividend income:
Interest and fees on loans	$22,504	$19,135	$3,369	17.6%
Interest on loans held for sale	411	546	(135)	(24.7)
Interest on securities	1,496	1,216	280	23.0
Other interest and dividend income	274	252	22	8.7
Total interest and dividend income	24,685	21,149	3,536	16.7

Interest expense:
Interest on deposits	3,523	2,432	1,091	44.9
Interest on borrowed funds	1,038	1,285	(247)	(19.2)
Total interest expense	4,561	3,717	844	22.7

Net interest and dividend income	20,124	17,432	2,692	15.4

Provision for loan losses	808	265	543	204.9

Net interest income, after provision for loan losses	19,316	17,167	2,149	12.5

Noninterest income:
Mortgage banking income:
Changes in mortgage servicing rights fair value	1,022	(442)	1,464	331.2
Other	6,261	7,846	(1,585)	(20.2)
Total mortgage banking income	7,283	7,404	(121)	(1.6)

Deposit account fees	2,967	2,845	122	4.3
Income on retirement plan annuities	113	110	3	2.7
Gain on sale of consumer loans	—	78	(78)	(100.0)
Bank-owned life insurance income	239	257	(18)	(7.0)
Other income	747	760	(13)	(1.7)
Total noninterest income	11,349	11,454	(105)	(0.9)

Noninterest expenses:
Compensation and benefits	16,352	14,924	1,428	9.6
Occupancy and equipment	3,275	2,988	287	9.6
Data processing	1,553	1,522	31	2.0
Loan expense	1,262	1,363	(101)	(7.4)
Marketing	999	482	517	107.3
Professional fees	968	930	38	4.1
Deposit insurance	494	462	32	6.9
Other expenses	2,696	1,734	962	55.5
Total noninterest expenses	27,599	24,405	3,194	13.1

Income before income taxes	3,066	4,216	(1,150)	(27.3)

Income tax provision	814	1,481	(667)	(45.0)

Net income	$2,252	$2,735	$(483)	(17.7)%

Earnings per common share:
Basic	$0.07	0.09	(0.02)	(22.2)%
Diluted	$0.07	0.09	(0.02)	(22.2)
Weighted average shares outstanding:
Basic	31,569,811	30,998,163	571,648	1.8%
Diluted	31,569,811	30,998,163	571,648	1.8

HarborOne Bancorp, Inc.

Average Balances / Yields

(Unaudited)

	Quarters Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average			Average			Average
	Outstanding		Yield/	Outstanding		Yield/	Outstanding		Yield/
	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)	Balance	Interest	Cost (6)
	(Dollars in thousands)
Interest-earning assets:
Loans (1)	$2,248,119	$22,915	4.13%	$2,230,303	$22,126	3.94%	$2,111,768	$19,681	3.78%
Investment securities (2)	227,362	1,541	2.75	214,127	1,465	2.71	197,525	1,292	2.65
Other interest-earning assets	37,346	274	2.97	73,014	294	1.60	67,428	252	1.52
Total interest-earning assets	2,512,827	24,730	3.99	2,517,444	23,885	3.76	2,376,721	21,225	3.62
Noninterest-earning assets	125,640			127,374			124,148
Total assets	$2,638,467			$2,644,818			$2,500,869
Interest-bearing liabilities:
Savings accounts	$332,414	137	0.17	$353,350	159	0.18	$326,731	151	0.19
NOW accounts	125,602	20	0.06	126,661	20	0.06	123,340	19	0.06
Money market accounts	716,380	1,383	0.78	716,862	1,287	0.71	627,073	753	0.49
Certificates of deposit	496,839	1,718	1.40	464,139	1,444	1.23	469,774	1,350	1.17
Brokered deposit	78,930	265	1.36	74,783	241	1.28	65,698	159	0.98
Total interest-bearing deposits	1,750,165	3,523	0.82	1,735,795	3,151	0.72	1,612,616	2,432	0.61
FHLB advances	253,359	1,038	1.66	280,092	1,226	1.74	291,896	1,285	1.79
Total interest-bearing liabilities	2,003,524	4,561	0.92	2,015,887	4,377	0.86	1,904,512	3,717	0.79
Noninterest-bearing liabilities:
Noninterest-bearing deposits	260,455			256,522			237,056
Other noninterest-bearing liabilities	31,457			31,459			28,981
Total liabilities	2,295,436			2,303,868			2,170,549
Total equity	343,031			340,950			330,320
Total liabilities and equity	$2,638,467			$2,644,818			$2,500,869
Tax equivalent net interest income		20,169			19,508			17,508
Tax equivalent interest rate spread (3)			3.07%			2.90%			2.83%
Less: tax equivalent adjustment		45			76			76
Net interest income as reported		$20,124			$19,432			$17,432
Net interest-earning assets (4)	$509,303			$501,557			$472,209
Net interest margin (5)			3.25%			3.06%			2.97%
Tax equivalent effect			0.01			0.01			0.02
Net interest margin on a fully tax equivalent basis			3.26%			3.07%			2.99%
Average interest-earning assets to average interest-bearing liabilities	125.42%			124.88%			124.79%

Supplemental information:
Total deposits, including demand deposits	$2,010,620	$3,523		$1,992,317	$3,151		$1,849,672	$2,432
Cost of total deposits			0.71%			0.63%			0.53%
Total funding liabilities, including demand deposits	$2,263,979	$4,561		$2,272,409	$4,377		$2,141,568	$3,717
Cost of total funding liabilities			0.82%			0.76%			0.70%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.

(2) Includes securities available for sale and securities held to maturity.  Interest income from tax exempt securities is computed on a taxable equivalent basis using a tax rate of 21% for the period ended March 31, 2018 and 35% for the periods ended December 31, 2017 and March 31, 2017.  The yield on investments before tax equivalent adjustments for the quarters presented were 2.67%, 2.57%, and 2.50%, respectively.

(3) Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4) Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average total interest-earning assets.
(6) Annualized

HarborOne Bancorp, Inc.

Average Balances and Yield Trend

(Unaudited)

	Average Balances - Trend - Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(In thousands)
Interest-earning assets:
Loans (1)	$2,248,119	$2,230,303	$2,190,303	$2,129,280	$2,111,768
Investment securities (2)	227,362	214,127	206,761	209,691	197,525
Other interest-earning assets	37,346	73,014	102,589	81,370	67,428
Total interest-earning assets	2,512,827	2,517,444	2,499,653	2,420,341	2,376,721
Noninterest-earning assets	125,640	127,374	128,966	129,281	124,148
Total assets	$2,638,467	$2,644,818	$2,628,619	$2,549,622	$2,500,869
Interest-bearing liabilities:
Savings accounts	$332,414	$353,350	$402,470	$351,948	$326,731
NOW accounts	125,602	126,661	125,636	128,794	123,340
Money market accounts	716,380	716,862	646,873	654,127	627,073
Certificates of deposit	496,839	464,139	463,077	469,249	469,774
Brokered deposit	78,930	74,783	82,976	76,555	65,698
Total interest-bearing deposits	1,750,165	1,735,795	1,721,032	1,680,673	1,612,616
FHLB advances	253,359	280,092	287,858	254,832	291,896
Total interest-bearing liabilities	2,003,524	2,015,887	2,008,890	1,935,505	1,904,512
Noninterest-bearing liabilities:
Noninterest-bearing deposits	260,455	256,522	251,579	250,654	237,056
Other noninterest-bearing liabilities	31,457	31,459	30,815	29,432	28,981
Total liabilities	2,295,436	2,303,868	2,291,284	2,215,591	2,170,549
Total equity	343,031	340,950	337,335	334,031	330,320
Total liabilities and equity	$2,638,467	$2,644,818	$2,628,619	$2,549,622	$2,500,869

	Annualized Yield Trend - Quarters Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest-earning assets:
Loans (1)	4.13%	3.94%	3.95%	3.82%	3.78%
Investment securities (2)	2.75%	2.71%	2.70%	2.69%	2.65%
Other interest-earning assets	2.97%	1.60%	1.14%	1.58%	1.52%
Total interest-earning assets	3.99%	3.76%	3.73%	3.64%	3.62%

Interest-bearing liabilities:
Savings accounts	0.17%	0.18%	0.19%	0.17%	0.19%
NOW accounts	0.06%	0.06%	0.06%	0.06%	0.06%
Money market accounts	0.78%	0.71%	0.59%	0.50%	0.49%
Certificates of deposit	1.40%	1.23%	1.18%	1.17%	1.17%
Brokered deposit	1.36%	1.28%	1.17%	1.08%	0.98%
Total interest-bearing deposits	0.82%	0.72%	0.65%	0.61%	0.61%
FHLB advances	1.66%	1.74%	1.84%	1.78%	1.79%
Total interest-bearing liabilities	0.92%	0.86%	0.82%	0.77%	0.79%

(1) Includes loans held for sale, nonaccruing loan balances and interest received on such loans.
(2) Includes securities available for sale and securities held to maturity.

HarborOne Bancorp, Inc.

Selected Financial Highlights

(Unaudited)

	Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Performance Ratios (annualized):	2018	2017	2017	2017	2017

Return on average assets (ROAA)	0.34%	0.24%	0.43%	0.50%	0.44%

Return on average equity (ROAE)	2.63%	1.87%	3.37%	3.85%	3.31%

Efficiency ratio (1)	87.62%	88.34%	83.83%	82.60%	84.41%

(1) This non-GAAP measure represents noninterest expense divided by the sum of net interest income and noninterest income

	At or for the Quarters Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Asset Quality	2018	2017	2017	2017	2017
(Dollars in thousands)

Total nonperforming assets	$17,171	$18,617	$20,627	$22,522	$23,471

Nonperforming assets to total assets	0.63%	0.69%	0.78%	0.86%	0.91%

Allowance for loan losses to total loans	0.84%	0.84%	0.84%	0.82%	0.82%

Net charge offs	$434	$204	$169	$173	$349

Annualized net charge offs/average loans	0.08%	0.04%	0.03%	0.03%	0.07%

Allowance for loan losses to nonperforming loans	115.51%	103.55%	91.47%	80.04%	78.17%

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital and Share Related	2018	2017	2017	2017	2017

Common stock outstanding	32,622,695	32,647,395	32,662,295	32,120,880	32,120,880

Book value per share	$10.57	$10.52	$10.43	$10.48	$10.36

Tangible book value per share (1)	$10.15	$10.11	$10.01	$10.06	$9.94

Tangible common equity / tangible assets (2)	12.17%	12.35%	12.36%	12.34%	12.50%

(1) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets divided by common stock outstanding.
(2) This non-GAAP ratio is total stockholders' equity less goodwill and other intangible assets to total assets less goodwill and other intangible assets.